Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Nephros, Inc. (the “Company”) for the period ended June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Andrew Astor, President, Chief Executive Officer and Chief Financial Officer of the Company, certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Andrew Astor
Name:	Andrew Astor
Title:	President, Chief Executive Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: August 5, 2021